NORTHERN LIGHTS FUND TRUST III

Exhibit A

NORTHERN LIGHTS FUND TRUST III CLASS A

MASTER DISTRIBUTION AND SHAREHOLDER SERVICING PLAN

Date Last Amended: May 7, 2014

Fund Name	Maximum Authorized Rate	Currently Approved Rate	Distributor
Even Keel Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Opportunities Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Traveler Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Even Keel Explorer Managed Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Footprints Discover Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor U.S. Tactical Core Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core International Developed Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Core International Emerging Markets Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Equity Income Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Good Harbor Tactical Currency Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Persimmon Long/Short Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Pinnacle Tactical Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Swan Defined Risk Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Taylor Xplor Managed Futures Strategy Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Tactical Asset Allocation Fund	0.25%	0.25%	Northern Lights Distributors, LLC
The Covered Bridge Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Teton Valley Fund	0.25%	0.25%	Northern Lights Distributors, LLC
RESQ Absolute Income Fund	0.40%	0.40%	Northern Lights Distributors, LLC
RESQ Absolute Equity Fund	0.40%	0.40%	Northern Lights Distributors, LLC
Cane Alternative Strategies Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Cozad Small Cap Value Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Newfound Risk Managed Global Sectors Fund	0.25%	0.25%	Northern Lights Distributors, LLC
HCM Tactical Growth Fund	0.25%	0.25%	Northern Lights Distributors, LLC
Tactical Core US II Fund	0.25%	0.25%	Northern Lights Distributors, LLC

Acknowledged and Approved by:

Northern Lights Fund Trust III:

By:    /s/ Andrew Rogers

Andrew Rogers, President

Northern Lights Distributors, LLC:

By:    /s/ Brian Nielsen

Brian Nielsen, Chief Executive Officer